Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports strong third quarter 2024 results

Productivity initiatives drive further margin improvement

On track to meet adjusted operating ratio targets for second half and full year 2024

ATLANTA, October 22, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced Tuesday its third quarter 2024 financial results. For the quarter, income from railway operations was $1.6 billion, the operating ratio was 47.7%, and diluted earnings per share were $4.85.

After adjusting the results to exclude the impact of railway line sales, the Eastern Ohio incident as well as restructuring and other charges, railway operating income was $1.1 billion, the operating ratio was 63.4%, and diluted earnings per share were $3.25.

During the quarter, the company closed two railway line sales resulting in cash proceeds of nearly $400 million and gains of $380 million. For the second consecutive quarter, insurance recoveries related to the Eastern Ohio incident exceeded incremental costs.

"The Norfolk Southern team continues to build momentum, producing strong results for our shareholders and customers, and delivering on our safety culture for our employees" said Norfolk Southern President and CEO Mark R. George. “Working together, our team drove productivity and grew volumes while demonstrating resiliency in dealing with weather challenges. Thanks to our team’s hard work, we delivered sequential and year-over-year margin improvement putting us on track to achieve our adjusted operating ratio targets for the second half and full year 2024, and we are well positioned for long-term value creation.”

Third Quarter Summary

•	Railway operating revenues of $3.1 billion, up $80 million, or 3%, compared to the third quarter 2023.

•	Income from railway operations was $1.6 billion, an increase of $840 million, or 111%, compared to the third quarter 2023.

° Adjusting for the impact of railway line sales, restructuring and other charges, and the Eastern Ohio incident, income from railway operations was $1.1 billion, up $198 million, or 22%, compared to adjusted third quarter 2023.

•	Operating ratio in the quarter was 47.7% compared to 74.6% in third quarter 2023.

	°	On an adjusted basis, the operating ratio for third quarter 2024 was 63.4%. This represents 570 basis points of improvement from adjusted third quarter 2023 which was 69.1%.

•	Diluted earnings per share were $4.85, an increase of 131% compared to third quarter 2023.

	°	Adjusted diluted earnings per share were $3.25, up $0.60, or 23%, compared to adjusted third quarter 2023.

###

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country's population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Investor Relations

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "anticipate," "believe," "project," or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control, including but not limited to: (i) the Company's ability to successfully implement its operational and productivity initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry; (iii) natural events such as severe weather conditions; (iv) the outcome of claims, litigation, and governmental proceedings involving or affecting the Company, including those with respect to the Eastern Ohio incident; and (v) the nature and extent of the Company’s environmental remediation obligations with respect to the Eastern Ohio incident. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our third quarter 2024 non-GAAP financial results exclude the effects of certain expenses related to the impact of railway line sales, the Eastern Ohio incident, and restructuring and other charges. The following table adjusts our third quarter 2024 GAAP financial results to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. With respect to our full year 2024 adjusted operating ratio guidance, we are unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results.

($ in millions, except per share amounts)	Third
Quarter 2024
Income from railway operations	$1,596
Effect of railway line sales	(380)
Effect of Eastern Ohio incident	(159)
Effect of restructuring and other charges	60
Adjusted income from railway operations	$1,117

Operating ratio	47.7%
Effect of railway line sales	12.5%
Effect of Eastern Ohio incident	5.2%
Effect of restructuring and other charges	(2.0%)
Adjusted operating ratio	63.4%

Diluted earnings per share	$4.85
Effect of railway line sales	(1.27)
Effect of Eastern Ohio incident	(0.53)
Effect of restructuring and other charges	0.20
Adjusted diluted earnings per share	$3.25